Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

WILMINGTON TRUST COMPANY

(Exact name of Trustee as specified in its charter)

Delaware	51-0055023
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1100 North Market Street

Wilmington, Delaware 19890-0001

(302) 651-1000

(Address of principal executive offices, including zip code)

Robert C. Fiedler

Vice President and Counsel

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890-0001

(302) 651-8541

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Prosperity Bancshares, Inc.

(Exact name of obligor as specified in its charter)

Texas	74-2331986
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

Prosperity Bank Plaza

4925 San Felipe

Houston, TX 77027

(Address of principal executive offices, including zip code)

Indenture for Subordinated Debt Securities

(Title of the indenture securities)

ITEM 1.	GENERAL INFORMATION.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

State Bank Commissioner

555 East Loockerman Street, Suite 210

Dover, Delaware 19901

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

ITEM 2.	AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and information available to the trustee, the obligor is not an affiliate of the trustee.

ITEM 16. LIST	OF EXHIBITS.

Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

Exhibit 1. Copy of the Charter of Wilmington Trust Company:

Exhibit 2—Certificate of Authority of Wilmington Trust Company to commence business—included in Exhibit 1 above.

Exhibit 3—Authorization of Wilmington Trust Company to exercise corporate trust powers—included in Exhibit 1 above.

Exhibit 4. Copy of By-Laws of Wilmington Trust Company.

Exhibit 5. Not applicable

Exhibit 6. Consent of Wilmington Trust Company required by Section 321(b) of the Trust Indenture Act.

Exhibit 7. Copy of most recent Report of Condition of Wilmington Trust Company.

Exhibit 8. Not applicable.

Exhibit 9. Not applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 26th day of March, 2011.

[SEAL]		WILMINGTON TRUST COMPANY

Attest:		By:	/s/ W. Thomas Morris, II
	Assistant Secretary	Name:	W. Thomas Morris, II
		Title:	Vice President

EXHIBIT 6

Section 321(b) Consent

Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

WILMINGTON TRUST COMPANY

Dated: March 26, 2012	By:	/s/ W. Thomas Morris, II
	Name:	W. Thomas Morris, II
	Title:	Vice President